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Exhibit (a)(1)(iv)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
CryoCor, Inc.
at
$1.35 Net Per Share
by
Padres Acquisition Corp.
a wholly-owned subsidiary of
Boston Scientific Scimed, Inc.
a wholly-owned subsidiary of
Boston Scientific Corporation

April 29, 2008

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Padres Acquisition Corp., a Delaware corporation (the "Offeror") and wholly-owned subsidiary of Boston Scientific Scimed, Inc., a Minnesota corporation ("BSS") and wholly-owned subsidiary of Boston Scientific Corporation, a Delaware corporation ("Parent"), is making an offer to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), not owned by BSS of CryoCor, Inc., a Delaware corporation (the "Company"), at $1.35 per Share, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offeror's Offer to Purchase, dated April 29, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated April 15, 2008, by and among the Offeror, BSS and the Company (the "Merger Agreement").

        For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  Offer to Purchase dated April 29, 2008;

  2.
  Letter of Transmittal, including a Substitute Form W-9 and Form W-8BEN, for your use and for the information of your clients;

  3.
  Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the American Stock Transfer & Trust Company, the Depositary for the Offer, by the expiration of the Offer;

  4.
  A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

  5.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

  6.
  Return envelope addressed to the Depositary.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

        THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 27, 2008 (THE END OF THE DAY ON MAY 27, 2008), UNLESS THE OFFER IS EXTENDED.

        The Offeror will not pay any fees or commissions to any broker, dealer or other person (other than The Altman Group, Inc. (the "Information Agent") or the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Offeror will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

        In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, must be received by the Depositary by 12:00 midnight, New York City time, on Tuesday, May 27, 2008 (the end of the day on May 27, 2008).

        Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours,
BOSTON SCIENTIFIC CORPORATION

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE OFFEROR, PARENT, THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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  Exhibit (a)(1)(iv)
Offer to Purchase for Cash